Exhibit (a)(1)(iv)

AMENDED LETTER OF TRANSMITTAL

Offer to Exchange

Up to $300,000,000 aggregate principal amount of its currently outstanding
4.75% Convertible Senior Notes due 2013 (CUSIP Nos. 50183L AA 5 and 50183L AB 3)
For an equal principal amount of a newly issued class of
4.75% Convertible Senior Notes due 2013
Plus cash in an amount not greater than $100 nor less than $85
Plus Accrued and Unpaid Interest Thereon

LDK SOLAR CO., LTD.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 22, 2010 UNLESS THE EXCHANGE OFFER IS EXTENDED.

THIS AMENDED LETTER OF TRANSMITTAL SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR NOTES (AS DEFINED HEREIN), TO THE BANK OF NEW YORK MELLON (THE “EXCHANGE AGENT”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS AMENDED LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO LDK SOLAR CO., LTD. (THE “COMPANY”), PIPER JAFFRAY & CO. (THE “FINANCIAL ADVISOR”) OR GEORGESON INC. (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK MELLON

By Regular, Registered or Certified Mail; Hand or Overnight Delivery:	By Facsimile (for Eligible Institutions only):
The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 480 Washington Boulevard - 27th Floor Jersey City, New Jersey 07310 Attn: Mr. William Buckley Telephone: (212) 815-5788	The Bank of New York Mellon Attn: Mr. William Buckley Corporate Trust Operations Reorganization Unit Fax (212) 298-1915

For Information Call: (212) 815-5788

All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Company’s Exchange Offer Memorandum, dated as of November 24, 2010 (the “Exchange Offer Memorandum”). The instructions contained herein and in the Exchange Offer Memorandum should be read carefully before completing this Amended Letter of Transmittal.

List below the Existing Notes to which this Amended Letter of Transmittal relates and either (a) specify the Cash Consideration (in multiples of $5 per $1,000 principal amount) not greater than $100 nor less than $85 per $1,000 principal amount at which the Existing Notes are being tendered, or (b) do not specify the Cash Consideration, in which case, the holder of the Existing Notes (a “Holder”) will accept the Cash Consideration determined by the Company in the Exchange Offer. Each Holder should understand that not specifying the Cash Consideration at which Existing Notes are being tendered may have the effect of lowering the Cash Consideration for Existing Notes in the Exchange Offer, and could result in such Holder’s Existing Notes being exchanged for the minimum Cash Consideration of $85 per $1,000 principal amount. If the space

1.1

provided below is inadequate, list the certificate numbers, principal amounts and Cash Consideration of the Existing Notes being tendered on a separately executed schedule and affix the schedule to this Amended Letter of Transmittal.

DESCRIPTION OF EXISTING NOTES TENDERED
(See Instruction 4)

CERTIFICATES ENCLOSED (attach signed list if necessary)
Cash Consideration per
		Principal	Principal	$1,000 Principal Amount in
		Amount of	Amount of	Increments of $5 (not
Name(s) and Address(es) of Registered Holder(s)	Certificate	Existing Notes	Existing Notes	greater than $100 or less
(Please fill in blank)	Number(s)	Represented	Tendered*	than $85**

*	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Existing Notes specified above is being tendered.

**	The Cash Consideration must be in multiples of $5 per $1,000 principal amount, and not greater than $100 nor less than $85 per $1,000 principal amount in accordance with the terms of the Exchange Offer. Alternatively, if the Holder wishes to maximize the chance that the Company will exchange such Holder’s Existing Notes, the Holder should refrain from specifying the Cash Consideration at which the Holder is tendering, in which case, the Holder will accept the Cash Consideration determined by the Company in the Exchange Offer. Each Holder should understand that not specifying the Cash Consideration at which the Existing Notes are being tendered may have the effect of lowering the Cash Consideration for Existing Notes in the Exchange Offer and could result in such Holder’s Existing Notes being exchanged at the minimum Cash Consideration of $85 per $1,000 principal amount.

The names and addresses of the Holders should be printed exactly as they appear on the certificates representing Existing Notes tendered hereby. The Existing Notes and the principal amount of Existing Notes represented that the undersigned wishes to tender should be indicated in the appropriate boxes.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE EXCHANGE CONSIDERATION PER $1,000 PRINCIPAL AMOUNT OF EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT PROPERLY WITHDRAW) THEIR EXISTING NOTES PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 22, 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

YOU MUST SIGN THIS AMENDED LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8.

This Amended Letter of Transmittal is to be used by Holders if certificates representing Existing Notes are to be physically delivered to the Exchange Agent herewith by Holders.

The undersigned has completed, executed and delivered this Amended Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

The instructions included with this Amended Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Exchange Offer Memorandum and this Amended Letter of Transmittal must be directed to the Information Agent, in each case at the respective addresses and telephone numbers set forth on the back page of this Amended Letter of Transmittal. See Instruction 10 below.

Holders that are tendering by book-entry transfer to the Exchange Agent’s account at DTC may execute the tender through the DTC Automated Tender Offer Program (“ATOP”), for which the Exchange Offer will be eligible. DTC participants that are tendering in the Exchange Offer may transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send an Agent’s Message to the Exchange Agent for its acceptance. Such Holders are not required to submit an Amended Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To THE BANK OF NEW YORK MELLON:

The undersigned hereby tenders to the Company the above-described Existing Notes upon the terms and subject to the conditions set forth in the Exchange Offer Memorandum and this Amended Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon the acceptance for exchange of the Existing Notes tendered with this Amended Letter of Transmittal, the undersigned hereby (a) irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Existing Notes that are being tendered hereby, waives any and all other rights with respect to such Existing Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Existing Notes and the Existing Notes Indenture under which the Existing Notes were issued), and releases and discharges the Company from any and all claims such Holders may have now, or may have in the future, arising out of, or related to, such Existing Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to such Existing Notes, to participate in any redemption or defeasance of the Existing Notes or to be entitled to any of the benefits under the Existing Notes Indenture, and (b) irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Existing Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such Existing Notes, or transfer ownership of such Existing Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of, the Company, (ii) present such Existing Notes for transfer on the security register for the Existing Notes, and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Existing Notes (except that the Exchange Agent will not have the rights to, or control over, funds from the Company, except as agent of the Company, for the Exchange Consideration determined by the Company for any Existing Notes tendered pursuant to the Exchange Offer that are exchanged by the Company), all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Existing Notes tendered hereby, and that when such Existing Notes are accepted for exchange by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby.

All authority conferred or agreed to be conferred by this Amended Letter of Transmittal shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Amended Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Existing Notes is not effective, and the risk of loss of the Existing Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this properly completed and duly executed Amended Letter of Transmittal (or a manually executed facsimile thereof), together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company or receipt of an Agent’s Message. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Existing Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Existing Notes determined by it not to be in proper form or if the acceptance of, or exchange for, such Existing Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Exchange Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Existing Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the Amended Letter of Transmittal and the instructions thereto) will be final and binding.

The undersigned further understands that:

1. the valid tender of Existing Notes pursuant to any of the procedures described in the Exchange Offer Memorandum and in the instructions to this Amended Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Exchange Offer; the Company will be deemed to have accepted for exchange validly tendered Existing Notes if, as and when the Company gives written notice thereof to the Exchange Agent; the Company’s acceptance of the Existing Notes will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Exchange Offer;

2. it is a violation of Exchange Act Rule 14e-4 for a person, directly or indirectly, to tender Existing Notes for his own account unless the person so tendering (a) has a net long position equal to or greater than the aggregate principal amount of the Existing Notes being tendered and (b) will cause such Existing Notes to be delivered in accordance with the terms of the Exchange Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Existing Notes in the Exchange Offer under any of the procedures described above will constitute the tendering Holder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering Holder’s representation and warranty that (a) such Holder has a net long position in the Existing Notes being tendered pursuant to the Exchange Offer within the meaning of Exchange Act Rule 14e-4, and (b) the tender of such Existing Notes complies with Rule 14e-4. The Company’s acceptance for exchange of the Existing Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Exchange Offer;

3. the Company will, under the modified “Dutch Auction” procedure set forth in the Exchange Offer Memorandum, determine a single Cash Consideration per $1,000 principal amount of Existing Notes validly tendered and not properly withdrawn from the Exchange Offer, taking into account the total amount of Existing Notes tendered and the range of possible consideration specified by tendering Holders . The Company will determine the single Cash Consideration per $1,000 principal amount of Existing Notes, which will be the lowest amount not greater than $100 nor less than $85, with such value determined by the modified “Dutch Auction” procedure described in the Exchange Offer Memorandum, plus accrued and unpaid interest to, but excluding, the settlement date. The mix of Exchange Consideration will consist of (i) a like principal amount of New Notes, and (ii) an amount of Cash Consideration determined by the modified “Dutch Auction” procedure as described in the Exchange Offer Memorandum. The description of the Exchange Offer in this Amended Letter of Transmittal is only a summary and is qualified in its entirety by all of the terms and conditions of the Exchange Offer set forth in the Exchange Offer Memorandum and the Amended Letter of Transmittal;

4. the Cash Consideration determined by the Company will be the lowest amount not greater than $100 nor less than $85 per $1,000 principal amount that will allow the Company to purchase the Exchange Offer Amount of Existing Notes, or such lesser amount, validly tendered pursuant to the Exchange Offer and not properly withdrawn;

5. the Company reserves the right, in its sole discretion, to amend the Exchange Offer in any respect, subject to applicable law;

6. tenders of Existing Notes may be withdrawn by written notice of withdrawal received by the Exchange Agent at any time on or prior to the Expiration Date, but the Exchange Consideration determined by the Company shall not be delivered in respect of Existing Notes so withdrawn;

7. all Existing Notes validly tendered on or prior to the Expiration Date at or below the Cash Consideration determined by the Company and not properly withdrawn will be exchanged at the Exchange Consideration determined by the Company, upon the terms and subject to the conditions of the Exchange Offer, including the proration procedures (because more than the amount of Existing Notes sought are validly tendered);

8. the Company will return at its expense all Existing Notes it does not exchange, including Existing Notes tendered at Cash Consideration greater than the Cash Consideration determined by the Company and not properly withdrawn and Existing Notes not exchanged because of proration, promptly following the Expiration Date;

9. under the circumstances set forth in the Exchange Offer Memorandum, the Company expressly reserves the right, in its sole discretion, to terminate the Exchange Offer at any time and from time to time, upon the occurrence, prior to the Expiration Date, of any of the conditions set forth in Exchange Offer Memorandum and to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of, and exchange for, any Existing Notes by giving oral or written notice of such extension to the Exchange Agent and making a public announcement thereof. During any such extension, all Existing Notes previously tendered and not properly withdrawn will remain subject to the Exchange Offer and to the rights of a tendering Holder to withdraw such Holder’s Existing Notes;

10. the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Existing Notes pursuant to the Exchange Offer; and

11. THE EXCHANGE OFFER IS BEING MADE TO ALL HOLDERS. HOWEVER, IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR THE TENDER OF EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, AND AFTER MAKING A GOOD FAITH EFFORT THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO THE HOLDERS RESIDING IN THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Exchange Offer.

Unless otherwise indicated under “Special Payment and/or Issuance Instructions” below, please (i) issue a check for the Cash Consideration determined by the Company for any Existing Notes tendered hereby that are exchanged, (ii) issue the certificates representing the New Notes constituting the New Notes portion of the Exchange Consideration for any Existing Notes tendered hereby that are exchanged (together with accrued and unpaid interest thereon up to, but not including, the settlement date), and/or (iii) return any certificates representing Existing Notes not tendered or not accepted for exchange, in each case in the name(s) of the Holder(s) appearing under “Description of Existing Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail each of (a) a check for the Cash Consideration determined by the Company for any Existing Notes tendered hereby that are exchanged, (b) the certificates representing the New Notes constituting the New Notes portion of the Exchange Consideration for any Existing Notes tendered hereby that are exchanged (together with accrued and unpaid interest thereon up to, but not including, the settlement date), and/or (c) return any certificates representing Existing Notes not tendered or not accepted for exchange (and any accompanying documents, as appropriate) to the address(es) of the Holder(s) appearing under “Description of Existing Notes Tendered.” The undersigned recognizes that the Company does not have any obligation pursuant to the Special Payment and/or Issuance Instructions to transfer any Existing Notes from the name of the Holder thereof if the Company does not accept for exchange any of the Existing Notes so tendered.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE EXCHANGE OFFER. HOWEVER, NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR EXISTING NOTES OR AS TO THE CASH CONSIDERATION AT WHICH ANY HOLDER MAY CHOOSE TO TENDER EXISTING NOTES. NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE EXCHANGE OFFER.

HOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE EXCHANGE OFFER MEMORANDUM AND THIS AMENDED LETTER OF TRANSMITTAL, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER EXISTING NOTES AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF EXISTING NOTES TO TENDER AND THE CASH CONSIDERATION AT WHICH TO TENDER EXISTING NOTES.

PLEASE SIGN HERE

This Amended Letter of Transmittal must be signed by the registered holder(s) of Existing Notes exactly as their name(s) appear(s) on certificate(s) for Existing Notes or, if tendered by a DTC participant exactly as such participant’s name appears on a security position listing as the owner of Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Amended Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 5 below.

If the signature appearing below is not of the registered holder(s) of the Existing Notes, then the registered holder(s) must sign a valid proxy.

X

X
(Signature(s) of Holder(s) or Authorized Signatory)

Dated:  .

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number:

PLEASE COMPLETE THE SUBSTITUTE FORM W-9 HEREIN OR APPROPRIATE FORM W-8

SIGNATURE GUARANTEE
(See Instructions 1 and 6 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated:  .

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Existing Notes not tendered or exchanged, Certificates for New Notes constituting the New Notes portion of the Exchange Consideration, and/or checks constituting the Cash Consideration for Existing Notes to be exchanged in connection with the Exchange Offer are to be issued to someone other than the person or persons whose signature(s) appear(s) within this Amended Letter of Transmittal.

Issue	☐	Old Note Certificate(s)
	☐	New Note Certificate(s)
	☐	Check to:

Name:
(Please Print)

Address:

(Please Print)

(Zip Code)

Taxpayer Identification or Social Security Number
(See Substitute Form W-9 herein)

☐	Credit Notes delivered by book-entry transfer and not exchanged to the account set forth below:

Account Number

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Existing Notes in a principal amount not tendered or not accepted for exchange, Certificates for New Notes constituting the New Notes portion of the Exchange Consideration, and/or checks constituting the Cash Consideration for Existing Notes to be exchanged in connection with the Exchange Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Amended Letter of Transmittal or to an address different from that shown in the box entitled “Description of Notes Tendered” within this Amended Letter of Transmittal.

Send	☐	Old Note Certificate(s)
	☐	New Note Certificate(s)
	☐	Check to:

Name:
(Please Print)

Address:

(Please Print)

(Zip Code)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signatures.  No signature guarantee is required if the Existing Notes tendered are tendered and delivered (a) by a registered holder of Existing Notes who has not completed any of the boxes entitled “Special Payment and/or Issuance Instructions” or “Special Delivery Instructions” on this Amended Letter of Transmittal, or (b) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Existing Notes are registered in the name of a person other than the signer of the Amended Letter of Transmittal or if Existing Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signature on this Amended Letter of Transmittal accompanying the tendered Existing Notes must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”).

Beneficial owners whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Existing Notes with respect to Existing Notes so registered. See “Procedures for Tendering Existing Notes,” in the Exchange Offer Memorandum.

2. Requirements of Tender.  This Amended Letter of Transmittal is to be completed by Holders if certificates representing such Existing Notes are to be forwarded herewith, pursuant to the procedures set forth in the Exchange Offer Memorandum under “Procedures for Tendering Existing Notes.” For a Holder to validly tender Existing Notes pursuant to the Exchange Offer, a properly completed and duly executed Amended Letter of Transmittal (or a manually executed facsimile thereof), together with any signature guarantees and any other documents required by these instructions, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date and certificates representing such Existing Notes must be received by the Exchange Agent at its address.

Letters of Transmittal and Existing Notes must be sent to the Exchange Agent. Letters of Transmittal and Existing Notes sent to the Company, the Financial Advisor, the Information Agent or DTC will not be forwarded to the Exchange Agent and will not be deemed validly tendered by the Holder thereof.

The method of delivery of Existing Notes, the Amended Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder tendering Existing Notes. Delivery of such documents will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent on or prior to the Expiration Date. No alternative, conditional or contingent tenders of Existing Notes will be accepted.

3. Withdrawal of Tenders; Amendment and Extension.  A tender of Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, and, unless already accepted for payment by the Company pursuant to the Exchange Offer, may be withdrawn at any time after 12:01 a.m., New York City time, on Monday, January 24, 2011, but no Exchange Consideration shall be payable in respect of Existing Notes so withdrawn. Except as otherwise provided in this Amended Letter of Transmittal or in the Exchange Offer Memorandum, tenders of Existing Notes pursuant to the Exchange Offer are irrevocable.

If, for any reason whatsoever, acceptance for exchange of, or exchange for, any Existing Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company’s acceptance for exchange of Existing Notes) or the Company is unable to accept for payment or pay for the Existing Notes tendered pursuant to the Exchange Offer, the Company may (without prejudice to its rights set forth herein) instruct the Exchange Agent to retain tendered Existing Notes, and such Existing Notes may not be withdrawn (subject to Exchange Act Rule 14e-1(c), which requires that an offeror pay the consideration or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

For a withdrawal of tendered Existing Notes to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at its address set forth on the cover of this Amended Letter of Transmittal. Any such notice of withdrawal must (a) specify the name of the Holder who tendered the Existing Notes to be withdrawn, (b) contain the description of the Existing Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Existing Notes and the aggregate principal amount represented by such Existing Notes, and (c) be signed by the Holder of such Existing Notes in the same manner as the original signature on the Amended Letter of Transmittal by which such Existing Notes were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of the Existing Notes. If the Existing Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon written notice of such withdrawal even if physical release is not effected.

Any permitted withdrawal of tendered Existing Notes may not be rescinded and any Existing Notes properly withdrawn will thereafter be deemed not validly tendered; provided, however, that properly withdrawn Existing Notes may be re-tendered, by again following one of the appropriate procedures described in “Procedures for Tendering Existing Notes” in the Exchange Offer Memorandum, at any time on or prior to the Expiration Date.

Any Existing Notes that have been tendered pursuant to the Exchange Offer but that are not exchanged will be returned to the Holder thereof without cost to such Holder promptly following the earlier to occur of the Expiration Date or the date on which the Exchange Offer is terminated without any Existing Notes being exchanged thereunder.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in the Company’s sole discretion (whose determination shall be final and binding).

None of the Company, the Exchange Agent, the Financial Advisor, the Information Agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal, or will incur any liability for failure to give any such notification.

If the Company materially changes the terms of the Exchange Offer or the information concerning the Exchange Offer or waives a material condition of the Exchange Offer, the Company will disseminate additional materials relating to the Exchange Offer and extend the Exchange Offer to the extent required by law. In addition, the Company may, if it deems appropriate, extend the Exchange Offer for any other reason. In addition, if the Exchange Consideration to be paid in the Exchange Offer is increased or decreased or the principal amount of Existing Notes subject to the Exchange Offer is increased or decreased, the Exchange Offer will remain open at least 10 business days from the date the Company first gives notice of such increase or decrease to Holders of Existing Notes subject to the Exchange Offer, by press release or otherwise.

4. Partial Tenders.  Tenders of Existing Notes pursuant to the Exchange Offer will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Existing Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column entitled “Principal Amount of Existing Notes Tendered” in the box entitled “Description of Existing Notes Tendered” herein. The entire principal amount represented by the certificates for all Existing Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Existing Notes is not tendered or not accepted for exchange, certificates for the principal amount of Existing Notes not tendered or not accepted for exchange will be sent to the Holder unless otherwise provided in the appropriate box in this Amended Letter of Transmittal (see Instruction 6) promptly after the Existing Notes are accepted for exchange.

5. Signatures on this Amended Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures.  If this Amended Letter of Transmittal is signed by the registered holder(s) of the Existing Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

IF THIS AMENDED LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF EXISTING NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

If any of the Existing Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign the Amended Letter of Transmittal. If any tendered Existing Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Amended Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Amended Letter of Transmittal is signed by the registered holder, the certificates for any principal amount of Existing Notes not tendered or accepted for exchange are to be issued (or if any principal amount of Existing Notes that is not tendered or not accepted for exchange is to be reissued or returned) to, and checks constituting the Cash Consideration for Existing Notes to be exchanged in connection with the Exchange Offer are to be issued to, the order of the registered holder, then the registered holder need not endorse any certificates for tendered Existing Notes, nor provide a separate bond power. In any other case (including if this Amended Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Existing Notes tendered or transmit a separate properly completed bond power with this Amended Letter of Transmittal, in either case, executed exactly as the names of the registered holders appear on such Existing Notes, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor, unless such certificates or bond powers are executed by an Eligible Institution. See Instruction 1.

If this Amended Letter of Transmittal or any certificates of Existing Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. The proper evidence satisfactory to the Company of their authority to so act must be submitted with this Amended Letter of Transmittal.

When this Amended Letter of Transmittal is signed by the registered holders of the Existing Notes listed and transmitted hereby, no endorsements of Existing Notes or separate instruments of transfer are required unless payment of the Exchange Consideration is to be made, or Existing Notes not tendered or exchanged are to be issued, to a person other than the registered holder(s), in which case the signatures on such Existing Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Endorsements on certificates for Existing Notes, signatures on bond powers and proxies provided in accordance with this Instruction 5 by registered holders not executing this Amended Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor. See Instruction 1.

6. Special Payment and/or Issuance Instructions and Special Delivery Instructions.  Tendering Holders should indicate in the applicable box or boxes the name and address to which Existing Notes for principal amounts not tendered or not accepted for exchange, and any certificates representing the New Notes constituting the New Notes portion of the Exchange Consideration to be exchanged in connection with the Exchange Offer, are to be issued in the name of any person other than of the registered holder signing this Amended Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

7. Transfer Taxes.  The Company will pay all transfer taxes applicable to the exchange and transfer of Existing Notes pursuant to the Exchange Offer, except in the case of deliveries of certificates for Existing Notes for principal amounts not tendered or not accepted for exchange that are registered or issued in the name of any person other than the registered holder of Existing Notes tendered hereby or any certificates representing the New Notes constituting the New Notes portion of the Exchange Consideration to be exchanged in connection with the Exchange Offer that are issued in the name of any person other than of the registered holder signing this Amended Letter of Transmittal. Except as provided in this Instruction 7, it will not be necessary for transfer stamps to be affixed to the certificates listed in this Amended Letter of Transmittal.

8. Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Existing Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company. The Company reserves the absolute right to reject any or all tenders of any Existing Notes determined by it not to be in proper form or if the acceptance of or payment for such Existing Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Exchange Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Existing Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders.

In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. None of the Company, the Exchange Agent, the Financial Advisor, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Existing Notes, the Holder will be entitled to the Exchange Consideration determined by the Company.

9. Waiver of Conditions.  The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions of the Exchange Offer in the case of any Existing Notes tendered, in whole or in part, at any time and from time to time. If a condition is waived with respect to one tender, the same condition will be waived with respect to all tenders.

10. Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering Existing Notes and requests for assistance or additional copies of the Exchange Offer Memorandum and this Amended Letter of Transmittal may be directed to, and additional information about the Exchange Offer may be obtained from, the Information Agent, whose address and telephone numbers appear on the last page hereto.

11. Important Tax Information.  To prevent backup withholding of United States federal income tax, each tendering Holder is required to provide the Exchange Agent with the Holder’s correct taxpayer identification number (“TIN”) and certain other information or must establish another basis for exemption from backup withholding.

A Tendering Holder that is a United States person (a “U.S. Holder”) should complete the Substitute Form W-9 (the “Form”), which is provided below. Generally, a U.S. Holder’s TIN will be such Holder’s social security or U.S. federal employer identification number. A U.S. Holder must cross out item (2) under Part III of the Form if such Holder is subject to backup withholding. A U.S. Holder should write “Applied For” in the box in Part I of the Form if the tendering U.S. Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If “Applied For” is written in this box and the Exchange Agent is not provided with a TIN, the Exchange Agent will withhold the applicable backup withholding amount from the Exchange Consideration with respect to the Notes to be exchanged until a TIN is provided to the Exchange Agent. If the Holder furnishes the Exchange Agent with its TIN within 60 days of the applicable payment date, the amounts retained during the 60-day period will be remitted to the Holder. If, however, the Exchange Agent does not receive a TIN within 60 days of the applicable payment date, the withheld amount will be remitted to the Internal Revenue Service (“IRS”). Exempt U.S. Holders that are United States persons should furnish their TIN, write “Exempt” in Part II of the Form, and sign, date and return the Form to the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for further detailed instructions and information.

A Holder that is not a United States person, including a foreign entity, generally is exempt from backup withholding. In order to establish an exemption, a Holder that is a foreign person must submit to the Exchange Agent an appropriate, properly completed IRS Form W-8 signed under penalties of perjury, certifying to that Holder’s foreign status. An appropriate IRS Form W-8 can be obtained from the Information Agent or directly from the IRS at its Internet site at http://www.irs.gov. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for further detailed instructions and information.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, and, if withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS, provided the required information is timely furnished to the IRS. Holders should consult their tax advisors with respect to such Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption, if available.

Failure to provide the correct information on the proper form may subject a Holder to a 28% federal income tax backup withholding on payments made to such holder in respect of the tendered Notes, including, to the extent an exchange of Existing Notes does not qualify as a recapitalization, payments of any Common Stock made as part of the Exchange Consideration (although any amounts withheld will first reduce the cash portion of the Exchange Consideration). In addition, the IRS may impose a $50 fine for failure to provide a Holder’s correct TIN. Failure to comply truthfully with the backup withholding requirements may result in the imposition of criminal and/or civil fines and penalties.

IMPORTANT:  THIS AMENDED LETTER OF TRANSMITTAL (OR, FOR ELIGIBLE INSTITUTIONS, A MANUALLY SIGNED FACSIMILE OF THIS AMENDED LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OTHER REQUIRED DOCUMENTS AND CERTIFICATES FOR TENDERED NOTES, MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

SUBSTITUTE FORM W-9
(See Instruction 11 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9)

Payer’s Name: U.S. BANK NATIONAL ASSOCIATION

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number	Part I — Taxpayer Identification Number — For all accounts, enter taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines.) Certify by signing and dating below. Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to give the payer.	Social Security Number OR Employer Identification Number (If awaiting Taxpayer Identification Number, write (“Applied For”))

Part II — For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Check appropriate box: ☐ Individual ☐ Corporation ☐ Partnership ☐ Other (specify)

Name

Address

City, State and Zip Code

Part III — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person.

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature		Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me thereafter will be subject to a 28% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
4.	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)

Give the EMPLOYER
IDENTIFICATION number
For this type of account		of —
6.	Disregarded entity not owned by an individual	The owner
7.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
8.	Corporation or LLC electing corporate status on Form 8832	The corporation or the LLC
9.	Partnership or multi-member LLC treated as a partnership	The partnership or the LLC
10.	Association, club, religious, charitable, or other tax-exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives an agricultural program payment	The public entity

(1)	List and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the individual owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used, but the IRS encourages the use of the social security number.

(4)	List and circle the name of the legal trust, estate, or pension trust.

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9
(continued)

Obtaining a Number

If you don’t have a taxpayer identification number (“TIN”) or you don’t know your number, apply for one immediately. For United States persons, your TIN is generally your social security number or employer identification number. To apply for a social security number, obtain Form SS-5, Application for a Social Security Number Card at the local office of the Social Security Administration. To apply for an employer identification number, obtain Form SS-4, Application for Employer Identification Number. If you are a resident alien and do not have and are not eligible to get a social security number, your TIN is your Internal Revenue Service individual taxpayer identification number. If you do not have an individual taxpayer identification number, use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for one. You can obtain Forms SS-4 and W-7 from the Internal Revenue Service by calling 1-800-TAX-FORM (1-800-829-3676) or from the Internal Revenue Service’s internet Web Site at www.irs.gov. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

If you do not have a TIN, write “Applied For” in the space for the TIN. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL dividend and interest payments and on broker transactions include the following:

•	an organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) that meets the requirements of Section 401(f)(2);

•	the United States or any agency or instrumentality thereof;

•	a state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

•	a foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof; or

•	an international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

•	a corporation;

•	a dealer in securities or commodities registered in the United States, the District of Columbia or in a possession of the United States;

•	a futures commission merchant registered with the Commodity Futures Trading Commission;

•	a real estate investment trust;

•	a common trust fund operated by a bank under section 584(a);

•	an entity registered at all times under the Investment Company Act of 1940;

•	a foreign central bank of issue;

•	a financial institution;

•	a middleman known in the investment community as a nominee or custodian; or

•	a trust exempt from tax under section 664 or described in section 4947.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS: ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN, DATE AND RETURN THE FORM TO THE EXCHANGE AGENT.

Special Rule for Partnerships.  Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ shares of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person and pay withholding tax. Therefore, if you are a United States person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income. The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity;

•	The U.S. grantor or other owner of a grantor trust and not the trust; and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Privacy Act Notice.  Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)	Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers. If a requestor discloses or uses taxpayer identification numbers in violation of Federal law, it may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Any questions or requests for assistance or additional copies of this Amended Letter of Transmittal or the Exchange Offer Memorandum may be directed to the Information Agent at the telephone numbers and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

GEORGESON INC.

199 Water Street, 26th Floor
New York, New York 10038

Please call toll-free (800) 457-0759
or collect (212) 440-9800

The Financial Advisor for the Exchange Offer is:

PIPER JAFFRAY & CO.

345 California Street, Suite 2400
San Francisco, California 94104
Attn: Heather Church

Please call toll-free (800) 754-4781
or collect (415) 616-1909